UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2022

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 4, 2022, Del Taco, LLC (“Del Taco”), a wholly owned subsidiary of Jack in the Box Inc. (the “Company”), entered into a Settlement Memorandum of Understanding (the “Agreement”) providing for the settlement of a certified class action lawsuit entitled Karolina Torrez v. Del Taco, LLC (Case No. JCCP004904) pending in the Superior Court of California, County of Alameda (the “Court”).  This litigation challenged Del Taco’s compliance with certain California wage and labor laws and alleged certain unfair and unlawful business practices.

Under the Agreement, the Company is obligated to pay a gross settlement amount of $50 million.  This payment is “all inclusive” and shall be used to satisfy the settlement administrator expenses, Plaintiff Karolina Torrez’s attorneys’ fees and costs, an incentive award for the Plaintiff, payments to all members of both the Class (defined below) and PAGA Group (defined below) of aggrieved employees, and the portion of PAGA penalty payment payable to the State of California.

The class is comprised of all current and former non-exempt employees of Del Taco in the State of California at any time during the period from March 2, 2012 through November 12, 2021 (the “Class”). The PAGA group of aggrieved employees consists of all non-exempt employees of Del Taco in the State of California from January 28, 2015 through August 2, 2022 or the date of preliminary approval of the settlement, whichever is earlier (the “PAGA Group”).

In exchange for the gross settlement amount, Del Taco will be released from all claims by the Plaintiff, the Class, and the PAGA Group. The Agreement contains no admission of wrongdoing.

The Agreement is contingent upon various conditions, including, but not limited to, preliminary approval by the Court and final approval by the Court after notice to the class and a hearing. There can be no assurance that the Agreement will be approved by the Court nor upheld if challenged on appeal.

The Company had anticipated reaching this settlement,  and it is within the anticipated range. The Company believes the Del Taco acquisition remains accretive, as the settlement will fold into the purchase accounting with minimal impact on earnings per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8‑K are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions.  These statements are based on Jack in the Box management’s current expectations, estimates, forecasts and projections about Jack in the Box’s business and the industry in which it operates.  These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond Jack in the Box management’s control.  Risks and uncertainties with respect to Jack in the Box are discussed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, which are available free of charge online at http://investors.jackinthebox.com. Jack in the Box does not undertake any obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.
Date: June 9, 2022
/s/ Tim Mullany
Tim Mullany
Executive Vice President, Chief Financial Officer